Exhibit 21.1

SUBSIDIARY LIST (2015)

UNIT	STATE OF INCORPORATION OR ORGANIZATION
ACTION ADVERTISING, INC.	WISCONSIN
THE ADVERTISER COMPANY	ALABAMA
ALEXANDRIA NEWSPAPERS, INC.	LOUISIANA
BAXTER COUNTY NEWSPAPERS, INC.	ARKANSAS
CITIZEN PUBLISHING COMPANY	ARIZONA
THE COURIER-JOURNAL, INC.	DELAWARE
DES MOINES PRESS CITIZEN LLC	DELAWARE
DES MOINES REGISTER AND TRIBUNE COMPANY	IOWA
THE DESERT SUN PUBLISHING COMPANY	CALIFORNIA
DESERT SUN PUBLISHING, LLC	DELAWARE
DETROIT FREE PRESS, INC.	MICHIGAN
DETROIT NEWSPAPER PARTNERSHIP, L.P.	DELAWARE
DIGICOL, INC.	DELAWARE
FEDERATED PUBLICATIONS, INC.	DELAWARE
GANNETT GP MEDIA, INC.	DELAWARE
GANNETT INTERNATIONAL COMMUNICATIONS, INC.	DELAWARE
GANNETT MEDIA SERVICES, LLC	DELAWARE
GANNETT MHC MEDIA, INC.	DELAWARE
GANNETT MISSOURI PUBLISHING, INC.	KANSAS
GANNETT PUBLISHING SERVICES, LLC	DELAWARE
GANNETT RETAIL ADVERTISING GROUP, INC.	DELAWARE
GANNETT RIVER STATES PUBLISHING CORPORATION	ARKANSAS
GANNETT SATELLITE INFORMATION NETWORK, INC.	DELAWARE
GANNETT SUPPLY CORPORATION	DELAWARE
GANNETT U.K. LIMITED	UNITED KINGDOM
GANNETT VERMONT INSURANCE, INC.	VERMONT
GANNETT VERMONT PUBLISHING, INC.	DELAWARE
GCCC, LLC	DELAWARE
GCOE, LLC	DELAWARE
GFHC, LLC	DELAWARE
GNSS, LLC	DELAWARE
GUAM PUBLICATIONS, INCORPORATED	HAWAII
INDIANA NEWSPAPERS, LLC	INDIANA
MULTIMEDIA, INC.	SOUTH CAROLINA
PACIFIC MEDIA, INC.	DELAWARE
PHOENIX NEWSPAPERS, INC.	ARIZONA
PRESS-CITIZEN COMPANY INC.	IOWA
RENO NEWSPAPERS, INC.	NEVADA
SALINAS NEWSPAPERS LLC	CALIFORNIA
SEDONA PUBLISHING COMPANY, INC.	ARIZONA
THE SUN COMPANY OF SAN BERNARDINO, CALIFORNIA, LLC	CALIFORNIA

UNIT	STATE OF INCORPORATION OR ORGANIZATION
TEXAS-NEW MEXICO NEWSPAPERS, LLC	DELAWARE
THE TIMES HERALD COMPANY	MICHIGAN
TNI PARTNERS	ARIZONA
US PRESSWIRE, LLC	FLORIDA
USA TODAY SPORTS MEDIA GROUP, LLC	DELAWARE
VISALIA NEWSPAPERS LLC	CALIFORNIA
X.COM, INC.	DELAWARE
YORK DAILY RECORD-YORK SUNDAY NEWS LLC	DELAWARE
YORK DISPATCH LLC	DELAWARE
YORK NEWSPAPER COMPANY	PENNSYLVANIA
YORK NEWSPAPERS HOLDINGS, L.P.	DELAWARE
YORK NEWSPAPERS HOLDINGS, LLC	DELAWARE
YORK PARTNERSHIP HOLDINGS, LLC	DELAWARE